Exhibit 14.1

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Financial Highlights” in the Prospectus/Proxy Statement of Federated MDT Mid Cap Growth Fund, a portfolio of Federated MDT Series, and to the incorporation by reference of our report, dated September 21, 2009, on the financial statements and financial highlights of Federated MDT Mid Cap Growth Fund, included in the Annual Report to Shareholders for the year ended July 31, 2009, in the Prospectus/Proxy Statement included in this Registration Statement on Form N-14.

We also consent to the references to our firm under the captions "Independent Registered Public Accounting Firm” and “Financial Highlights” in the Federated MDT Mid Cap Growth Fund Statement of Additional Information and Prospectus, respectively, dated September 30, 2009, on Form N-1A, which was filed with the Securities and Exchange Commission in Post-Effective Amendment No. 9 (File No. 333-134468), and are incorporated by reference into the Statement of Additional Information and Prospectus/Proxy Statement, respectively, included in this Registration Statement on Form N-14.  We further consent to the incorporation by reference of our report, dated September 21, 2009, on the financial statements and financial highlights of Federated MDT Mid Cap Growth Fund, included in the Annual Report to Shareholders for the year ended July 31, 2009, which is also incorporated by reference into the Statement of Additional Information included in this Registration Statement on Form N-14.

                                            /s/ ERNST & YOUNG LLP

Boston, Massachusetts
January 13, 2010